SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2003

OBAN MINING, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49664	88-0474903
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

P.O. Box 10321, Pacific Centre,
Suite 880 - 609 Granville Street
                 Vancouver, British Columbia V7Y 1G5 Canada
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (604) 685-5510

11960 Hammersmith Way, Suite 155, Richmond, British Columbia V7A 5C9 Canada
(Former name or former address, if changed since last report)

ITEM 5:       OTHER EVENTS LAND REQUIRED FD DISCLOSURE

     On October 31, 2003, Oban Mining, Inc. announced the completion of 100% of the share exchange and closing of the acquisition of Ikona Gear International, Inc. A copy of the press release is filed herewith as an exhibit.

ITEM 7:       EXHIBITS
(a)	Exhibit
Item	Title
1.1	News Release dated October 31, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
OBAN MINING, INC.
Date: October 31, 2003	By: /s/ Laith Nosh Laith Nosh, President